Exhibit 10.57

Execution Version
FIRST AMENDMENT
TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT
This FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 20, 2020 (this “Amendment”), is entered into by Laureate Education, Inc., a public benefit corporation formed under the laws of the State of Delaware (the “Borrower”), and Citibank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).
RECITALS
WHEREAS, reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of October 7, 2019, by and among the Borrower, the lending institutions party thereto from time to time and Citibank, N.A., as Administrative Agent and Collateral Agent (the “Credit Agreement”); capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement;
WHEREAS, the Credit Agreement amends and restates that certain Second Amended and Restated Credit Agreement, dated as of April 26, 2017, as amended through the date immediately prior to the date of the Credit Agreement (the “Prior Credit Agreement”);
WHEREAS, Section 10.4(b) of the Prior Credit Agreement permitted certain (a) liabilities assumed by a transferee, (b) securities received by the Borrower or a Restricted Subsidiary from a transferee and (c) Designated Non-Cash Consideration with respect to a Disposition by the Borrower or a Restricted Subsidiary under Section 10.4(b) of the Prior Credit Agreement to be deemed to be cash for purposes of determining whether a Person making such a Disposition received not less than 75% of the consideration for such a Disposition in the form of cash or Permitted Investments;
WHEREAS, certain clauses of Section 10.4(b) of the Prior Credit Agreement were re-numbered as part of the amendment and restatement of the Prior Credit Agreement pursuant to the terms of the Credit Agreement;
WHEREAS, Section 10.4(b) of the Credit Agreement contains typographical errors with respect to the failure to appropriately update cross-references therein to certain re-numbered clauses thereby creating an ambiguity and defect in Section 10.4(b) of the Credit Agreement;
    WHEREAS, pursuant to Section 13.1 of the Credit Agreement, the Administrative Agent, with the consent of the Borrower only, may amend the Credit Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment does not adversely affect the rights of any Lender or Letter of Credit Issuer;
WHEREAS, the Administrative Agent and the Borrower desire to amend the Credit Agreement to correct such ambiguity and defect in Section 10.4(b) of the Credit Agreement;

NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:
a.Amendment to the Credit Agreement. On the Effective Date, the following amendment shall be made to the Credit Agreement and the Borrower consents to such amendment:
i.Section 10.4(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
        “(b)     the Borrower and the Restricted Subsidiaries may sell, transfer or otherwise dispose of assets (including, without limitation, any Stock or Stock Equivalents in any Restricted Subsidiary whether pursuant to an initial public offering or otherwise) (each of the foregoing, a “Disposition”), for fair value; provided that:
            (i)     after giving effect to any such sale, transfer or disposition, no Default or Event of Default shall have occurred and be continuing,
            (ii)     with respect to any Disposition pursuant to this clause (b) for a purchase price in excess of $10,000,000, the Person making such Disposition shall receive not less than 75% of such consideration in the form of cash or Permitted Investments, and
            (iii)     any non-cash proceeds received are pledged to the Collateral Agent to the extent required under Section 9.12 (provided that such obligation under this clause (iii) shall not be required for so long as the Consolidated Total Debt to Consolidated EBITDA Ratio is less than or equal to 3.0 to 1.0);
provided that the amount of (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Obligations (in the case of the Borrower) or the Guarantee (in the case of such Restricted Subsidiary), that are assumed by the transferee of any such assets and for which the Borrower and all of its Restricted Subsidiaries have been validly released by all creditors in writing, (B) any securities or promissory notes or other evidence of indebtedness or similar documentation received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Disposition (provided that the requirement that such amounts be converted into cash within 180 days following the closing of such Disposition shall not be required for so long as the Consolidated Total Debt to Consolidated EBITDA Ratio is less than or equal to 3.0 to 1.0 at the time of such Disposition), and (C) any Designated Non-Cash Consideration received by the Borrower or such

Restricted Subsidiary in such Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed 5.0% of Consolidated Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of Section 10.4(b)(ii), and for no other purpose;”
b.Representations and Warranties. The Borrower represents and warrants to each of the Lenders and the Administrative Agent that, as of the date hereof:
i.After giving effect to this Amendment, the representations and warranties set forth in Section 8 of the Amended Credit Agreement are true and correct in all material respects on and as of the date hereof to the same extent as if made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that to the extent any such representation and warranty is already qualified by materiality or Material Adverse Effect, such representation and warranty shall be true and correct in all respects.
ii.The Borrower has the requisite power and authority to execute and deliver this Amendment and to perform its obligations under this Amendment. The execution and delivery of this Amendment and the performance by the Borrower of this Amendment has been duly approved by all necessary organizational action of the Borrower. The execution and delivery of this Amendment and the performance under this Amendment by the Borrower does not and will not (i) require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, where the failure to obtain such registration, consent or approval or give such notice, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or (ii) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower (other than Liens created under the Credit Documents) pursuant to, the terms of any Contractual Requirement;
iii.This Amendment has been duly executed and delivered by the Borrower and this Amendment is the legally valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability; and
iv.No Default or Event of Default has occurred and is continuing.

c.Amendment Effectiveness. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent set forth in this Section 3 (the date on which such conditions are satisfied (or waived by the Administrative Agent) is referred to herein as the “Effective Date”):
(a)the Administrative Agent (or its counsel) shall have received from the Borrower a duly executed and delivered counterpart of this Amendment signed by the Borrower; and

(b)the Administrative Agent shall have received all amounts due and payable, solely with respect to reasonable fees, charges and disbursements of counsel, to the Administrative Agent on or prior to the Effective Date pursuant to the Credit Agreement, required to be reimbursed or paid by the Borrower with respect to this Amendment for which invoices have been provided prior to the Effective Date.

d.Effect of Amendment. Except as expressly provided in this Amendment, nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances. This Amendment shall constitute a “Credit Document”. It is the intent of the parties hereto, and the parties hereto agree, that this Amendment shall not be considered, nor shall it constitute, a novation of the Credit Agreement, any other Credit Document or any of the rights, obligations or liabilities thereunder.
e.Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
f.Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

g.Submission to Jurisdiction; WAIVER OF JURY TRIAL.    Section 13.13 of the Amended Credit Agreement is hereby incorporated by reference herein. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
h.Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

LAUREATE EDUCATION, INC., as Borrower

By:__/s/ Jean-Jacques Charhon___________
Name: Jean-Jacques Charhon
Title: Executive Vice President and Chief Financial Officer

CITIBANK, N.A.,
as Administrative Agent

By: /s/ Caesar Wyszomirski
Name: Caesar Wyszomirski
Title: Vice President